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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1997 (except with respect to the matter discussed in the first paragraph of Note 16, as to which the date is February 28, 1997) included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                              /s/ Arthur Andersen LLP


New Orleans, Louisiana
February 18, 1998